UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2026

SEACOR Marine Holdings Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37966	47-2564547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12121 Wickchester Lane, Suite 500, Houston, TX	77079
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(346) 980-1700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SMHI	New York Stock Exchange (“NYSE”)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 20, 2026, SEACOR Marine Holdings Inc. (the “Company”), as parent guarantor, and SEACOR Marine Foreign Holdings Inc., as borrower and wholly-owned subsidiary of the Company (“SMFH”), entered into a letter agreement (“Letter Agreement”) for the purposes of modifying that certain credit agreement, dated as of November 27, 2024, among the Company, SMFH, certain other wholly-owned subsidiaries of the Company, as subsidiary guarantors, an affiliate of EnTrust Global, as lender, Kroll Agency Services Limited, as facility agent, and Kroll Trustee Services Limited, as security trustee (the “2024 Credit Agreement”).

The Letter Agreement provides for (i) the release to SMFH of $13.7 million (the “Release”) from a restricted escrow account into which vessel sale proceeds are deposited from the sale of vessels that serve as collateral under the 2024 Credit Agreement (the “Escrow Account”) and (ii) the cancellation of the $24.6 million of undrawn commitments available under Tranche B of the 2024 Credit Agreement (“Tranche B”). The Tranche B commitments were exclusively available to make a portion of the payments for the construction of two platform supply vessels (“PSVs”), each with a contract price of $41.0 million per vessel. After giving effect to the Release, the Escrow Account holds $41.0 million which will be used to fully fund the remaining PSV construction payments without the need for any additional proceeds from Tranche B. The new PSVs are expected to be delivered in the fourth quarter of 2026 and the first quarter of 2027, respectively.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is filed as Exhibit 10.1 hereto, and the terms of which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01 Other Events.

As previously disclosed, as of the end of the first quarter of 2026, two PSVs, one fast support vessel (“FSV”) and two liftboats were classified as held for sale by the Company. As of May 20, 2026, all five of the vessels held for sale were sold for total gross sale proceeds of $46.5 million. After giving effect to these sales, the Company owns and operates a fleet of 38 support vessels, comprised of 20 FSVs, 15 PSVs, and three liftboats. Other than six U.S. flagged support vessels, the fleet is foreign flagged.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1

Waiver and Consent Letter, dated as of May 20, 2026, among SEACOR Marine Foreign Holdings Inc., SEACOR Marine Holdings Inc., Blue Ocean RG SPV III LLC, Kroll Agency Services Limited, and Kroll Trustee Services Limited.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOR Marine Holdings Inc.

May 21, 2026	By:	/s/ John Gellert

Name: John Gellert
Title: President and Chief Executive Officer